UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On July 15, 2022 (the “Closing Date”), Courtside Group, Inc. (dba PodcastOne) (“PodcastOne”), a wholly owned subsidiary of LiveOne, Inc. (the “Company”), completed a private placement offering (the “Financing”) of PodcastOne’s unsecured convertible notes with an original issue discount of 10% (the “OID”) in the aggregate principal amount of $8,838,500 (the “Notes”) to certain accredited investors and institutional investors (collectively, the “Purchasers”), for gross proceeds of $8,035,000 pursuant to the Subscription Agreements entered into with the Purchasers (the “Subscription Agreements”). In connection with the sale of the Notes, the Purchasers received warrants (the “Warrants”) to purchase a number of shares (the “Warrant Shares”) of PodcastOne’s common stock, par value $0.00001 per share (the “common stock”), as more fully discussed below. The Notes and the Warrants were issued as restricted securities in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). As part of the Financing, the Company purchased $3 million worth of Notes. PodcastOne intends to use the net proceeds of the Financing for working capital and general corporate purposes.

In connection with the Financing, the Company announced that it intends to spin-out PodcastOne as a separate public company before the end of its current fiscal year and plans to dividend a portion of PodcastOne’s common equity to the Company’s stockholders as of a future to be determined record date, in each case subject to obtaining applicable approvals and consents, complying with applicable rules and regulations and satisfying applicable public market trading and listing requirements. Among other things, the Company agreed not to effect any Qualified Financing or Qualified Event (each as defined below), as applicable, unless PodcastOne’s post-money valuation at the time of the Qualified Event is at least $150 million.

The Notes mature one year from the Closing Date, subject to a one-time three-month extension at PodcastOne’s election (the “Maturity Date”). The Notes bear interest at a rate of 10% per annum payable on maturity. The Notes shall automatically convert into the securities of PodcastOne sold in a Qualified Financing or Qualified Event, as applicable, upon the closing of a Qualified Financing or Qualified Event, as applicable, at a price per share equal to the lesser of (i) the price equal to $60,000,000 divided by the aggregate number of shares of common stock outstanding immediately prior to the closing of a Qualified Financing or Qualified Event, as applicable (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, subject to certain exceptions), and (ii) 70% of the offering price of the shares (or whole units, as applicable) in the Qualified Financing or 70% of the initial listing price of the shares on a national securities exchange in the Qualified Event, as applicable (the “Conversion Price”). A “Qualified Financing” means an initial public offering of PodcastOne’s securities from which PodcastOne’s trading market at the closing of such offering is a national securities exchange. If the initial public offering relating to the Qualified Financing is of units consisting of shares of common stock and warrants, the Notes shall convert into such units. A “Qualified Event” means the direct listing of PodcastOne’s securities on a national securities exchange. If a Qualified Financing or Qualified Event, as applicable, has not occurred on or before prior to the Maturity Date, the Notes shall be convertible, in whole or in part, into shares of common stock of PodcastOne at the option of the holder of the respective Notes at a price per share equal to $60,000,000 divided by the aggregate number of outstanding shares of common stock as of the Maturity Date (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, subject to certain exceptions) (the “Voluntary Conversion Date”). Each holder of the Notes (other than the Company) may at such holder’s option require PodcastOne to redeem up to 45% of the principal amount of such holder’s Notes (together with accrued interest thereon, but excluding the OID), in aggregate up to $3,000,000 for all of the Purchasers’ Notes (other than those held by the Company), immediately prior to the completion of the Qualified Financing or Qualified Event, as applicable, with such redemption to be made pro rata to the redeeming holders of the Notes (the “Optional Redemption”).

Each Note contains a number of customary events of default, which include (i) the failure of PodcastOne to pay amounts due under the Notes on the Maturity Date or upon a sale of PodcastOne, (ii) material breach of any representation or warranty, or (iii) until the date of the consummation of the Qualified Financing or Qualified Event, as applicable (excluding any overallotment option exercise), if PodcastOne defaults on any of its obligations under any other promissory note, indenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any arrangement of PodcastOne in an amount exceeding $500,000, which is not cured as provided in the Notes. In the event PodcastOne fails to pay any amount when due under the Notes, the interest rate will increase to the lesser of 16% and shall continue at such rate so long as such uncured event of default continues. PodcastOne’s obligations under the Notes may be accelerated upon the occurrence of events of default.

In connection with the issuance of the Notes, each Purchaser received five-and-one-half-year warrants to purchase such number of Warrant Shares equal to the 100% of the principal amount of such Purchaser’s Note divided by the quotient of (i) $60,000,000 (the “Valuation Cap”) divided by (ii) the Fully Diluted Capitalization (as defined in the Notes) immediately prior to the Qualified Financing or the Qualified Event, as applicable, at a per share exercise price (the “Exercise Price”) equal to (A) if a Qualified Financing or the Qualified Event, as applicable has occurred on or before the Maturity Date, the lower of (x) the quotient of (I) the Valuation Cap divided by (II) the Fully Diluted Capitalization immediately prior to the Qualified Financing or the Qualified Event, as applicable, and (y) the purchase price per share or other whole unit in the Qualified Financing or the Qualified Event, as applicable, or (B) if a Qualified Financing or the Qualified Event, as applicable, has not occurred on or before the Maturity Date, the Voluntary Conversion Price. Subject to certain exceptions, if at any time after the Closing Date and until the earlier of (i) ten days following the Maturity Date or (ii) the date upon which a Qualified Financing or Qualified Event, as applicable, if any, is consummated, PodcastOne issues or sells, or in accordance with the terms of the Warrants is deemed to have issued or sold, any common stock without consideration or for consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to an Exercise Price equal to the lowest price per share at which any such share of common stock has been issued or sold (or is deemed to have been issued or sold). Upon a Purchaser’s redemption of any Notes as provided above, then a portion of such Purchaser’s Warrants shall be forfeited and cancelled in accordance with the following formula: for each $1,000 of the principal amount of the Notes redeemed, Warrants to purchase 100% of the Warrant Shares issued per $1,000 of the principal amount of the Notes shall be immediately forfeited and cancelled.

Until the Notes are paid or converted in full, PodcastOne agreed to maintain $3,000,000 of Free Cash (as defined in the Notes), less the amount of the Notes that have been repaid by PodcastOne from time to time; provided that the foregoing shall not apply if the Majority Noteholders (as defined in the Notes, other than the Company) determine by written consent that it is in the best interests of PodcastOne to maintain less than the required amount of Free Cash. PodcastOne also agreed (i) not to effect any Qualified Financing or Qualified Event, as applicable, unless immediately following such event the Company owns no less than 66% of PodcastOne’s equity, unless in either case otherwise permitted by the written consent of the Majority Noteholders (excluding the Company) and senior lenders, as applicable, (ii) that until the Qualified Financing or Qualified Event, as applicable, is consummated, the Company shall guarantee the repayment of the Notes when due (other than the Notes issued to the Company) and any interest or other fees due thereunder, and (iii) that if it has not consummated the Qualified Financing or Qualified Event, as applicable, by the seven-, eight- or nine-month anniversary of the Closing Date, unless in either case permitted by the written consent of the Majority Noteholders (other than the Company), PodcastOne shall be required to redeem $1,000,000 of the total principal amount of the then outstanding Notes (other than the Notes issued to the Company) by the tenth calendar day of each month immediately following such respective anniversary date, up to an aggregate redemption of $3,000,000 over the course of such three months, each of which shall be distributed to the holders of such Notes (other than the Company) on a prorated basis (the “Early Redemption”).

PodcastOne also agreed to register the shares of its common stock issuable upon conversion of the Notes and exercise of the Warrants in a registration statement to be filed in connection with the Qualified Financing or Qualified Event, as applicable, if any (the “Registration Statement”). If PodcastOne does not file the Registration Statement on or prior to the date that is nine months after the Closing Date, PodcastOne shall prepay $1,000,000 of the principal amount of the Notes pro rata to the Notes holders (other than the Company), and if PodcastOne does not file the Registration Statement on or prior to the date that is 12 months after the Closing Date, PodcastOne shall prepay $2,000,000 of the principal amount of the Notes pro rata to the Note holders (other than the Company) (the “Reg St Redemption”). PodcastOne’s shall not be required to redeem or repay more than a total of $3,000,000 of the principal amount of the Notes as a result of the Optional Redemption, the Early Redemption and/or the Reg St Redemption.

Furthermore, in connection with the closing of the Financing, the Purchasers and PodcastOne’s directors and officers entered into lock-up agreements with PodcastOne pursuant which they agreed, subject to certain exceptions, not to sell any shares of PodcastOne’s common stock beneficially owned by them or securities convertible, exchangeable or exercisable into, shares of common stock of PodcastOne beneficially owned, until the earliest to occur, if any, of (i) the termination of the underwriting agreement with respect to the Qualified Financing before the sale of any securities to the underwriters of the Qualified Financing, (ii) the termination of the Qualified Financing or Qualified Event, as applicable and (iii) with respect to the Purchasers, three months from the date of the consummation of the Qualified Financing or Qualified Event, as applicable, and with respect to PodcastOne’s officers and directors, six months from the date of the consummation of the Qualified Financing or Qualified Event, as applicable.

The representations, warranties and covenants contained in the Subscription Agreements, Warrants and Notes were made solely for the benefit of the Purchasers or the holders of such securities. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Subscription Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, PodcastOne. Accordingly, the forms of the Subscription Agreements, Warrants and Notes filed with this this Current Report on Form 8-K (this “Current Report”) are only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding PodcastOne. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Subscription Agreements, which subsequent information may or may not be fully reflected in public disclosures.

Joseph Gunnar & Co., LLC (“JG”) acted as the sole placement agent for the Financing pursuant to a Placement Agency Agreement, dated as of the Closing Date (the “Placement Agency Agreement”), entered into with PodcastOne. Pursuant to the Placement Agency Agreement, PodcastOne (i) paid JG a cash fee equal to 10% of the gross proceeds of the Financing (other than any Notes sold to the Company), $50,000 in cash as a corporate finance advisory fee in connection with the anticipated advisory services to be provided by JG to PodcastOne in connection with its anticipated spin-out as a separate public company and $75,000 for fees and expenses of JG’s and certain Purchasers’ respective legal counsel for the Financing, and (ii) agreed to issue to JG Warrants covering a number of shares of common stock equal to 10% of the total number of shares of common stock underlying the Notes issued to the Purchasers (the “Placement Warrants”). The Placement Warrants will be non-exercisable for two months after the Closing Date and shall be exercisable and expire five years after the Closing Date. The Placement Warrants will be exercisable at a price per share equal to the exercise price of the Warrants. The Placement Agent will be entitled to customary demand and “piggyback” rights pursuant to FINRA Rule 5110. The Placement Agency Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The foregoing descriptions of the forms of the Subscription Agreements, Notes and Warrants and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, and are incorporated herein by reference.

Forward-Looking Statements

All statements other than statements of historical facts contained in this Current Report are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: the Company’s reliance on one key customer for a substantial percentage of its revenue; the Company’s ability to consummate any proposed financing, acquisition, spin-out, distribution or transaction, including the proposed spin-out of PodcastOne or its pay-per-view business, the timing of the closing of such proposed event, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all, or that the closing of any proposed financing, acquisition, spin-out, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne’s ability to list on a national exchange; the Company’s ability to continue as a going concern; the Company’s ability to attract, maintain and increase the number of its users and paid members; the Company identifying, acquiring, securing and developing content; the Company’s intent to repurchase shares of its common stock from time to time under its announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; the Company’s ability to maintain compliance with certain financial and other covenants; the Company successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; the effects of the global Covid-19 pandemic; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of the Company’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2022, and in the Company’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligations to update these statements, except as may be required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1*	Form of 10% Original Issued Discount Convertible Promissory Note, dated July 15, 2022, issued by PodcastOne to the Purchasers.
4.2*	Form of Warrants, dated July 15, 2022, issued by PodcastOne to the Purchasers.
10.1*	Form of Subscription Agreement, dated as of July 15, 2022, between PodcastOne and the Purchasers.
10.2*	Placement Agency Agreement, dated July 15, 2022, between PodcastOne and Joseph Gunnar & Co., LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Dated: July 20, 2022	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

5